HORIZONS TECHNOLOGY, INC. RETIREMENT TRUST















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                            HORIZONS TECHNOLOGY, INC.
                                RETIREMENT TRUST

                                TABLE OF CONTENTS

                                        Subject Matter                      Page


               ARTICLE I          NAME  AND  EFFECTIVE  DATE                 I-1

               ARTICLE  II        CONTRIBUTIONS TO THE TRUST FUND           II-1

               ARTICLE  III       PAYMENTS FROM THE TRUST FUND             III-1

               ARTICLE IV         INVESTMENT OF TRUST FUND                  IV-1

               ARTICLE V          POWERS; RIGHTS AND DUTIES OF TRUSTEE       V-1

               ARTICLE VI         SUBSTITUTION  OF TRUSTEE                  VI-1

               ARTICLE  VII       AMENDMENTS                               VII-1

               ARTICLE  VIII      SUSPENSION AND TERMINATION              VIII-1

               ARTICLE  IX        PERSONAL LIABILITY                        IX-1

               ARTICLE  X         MISCELLANEOUS                              X-1

                                    ARTICLE I

                             NAME AND EFFECTIVE DATE

         1.1.  This   Agreement  of  Trust  shall  be  designated  the  HORIZONS
TECHNOLOGY, INC., RETIREMENT TRUST.

         1.2. The original effective date of this Trust is January 1, 1984. The Trust is hereby restated and executed on behalf of the Employer and the Trustee as of the date indicated above their respective signatures. The fiscal year of the Trust shall commence on the first day of January and end on the last day of December each year.

         1.3. The term 'Code,' as used in this instrument, shall mean and refer to the Internal Revenue Code as from time to time amended.

         1.4. The term 'ERISA," as used in this instrument, shall mean end refer to the Employee Retirement Income Security Act of 1974 as it may be amended from time to time, or any applicable successor acts.

                                   ARTICLE II

                         CONTRIBUTIONS TO THE TRUST FUND

         2.1. Subject to the provisions of Article VIII hereof, the Employer, on behalf of itself and its employees, intends, from time to time, to deliver or cause to be delivered to the Trustee such amounts of cash or other property acceptable to the Trustee as the Employer, in its sole discretion, deems necessary to comply with the provisions of the Plan or Plans. Moreover, if said Plan or Plans so provide, the Trustee shall accept voluntary contributions and rollover contributions made by Plan Participants, as well as transfers of the interests of Plan Participants in other qualified plans direct from the Trustees of such other qualified plans.

         The Trustee may accept contributions made under the terms of any other retirement plan which qualifies under Section 401(a) of the Code (herein referred to as 'qualified plan') which the Employer acquires or maintains as well as contributions made by other employers adopting the Plan or Plans maintained by the Employer hereunder pursuant to the provisions of the Plan or Plans. Assets contributed pursuant to the Plans and any such other qualified plan shall constitute one common fund and may be commingled for investment purposes. The Plan Administrator shall be responsible for allocating for accounting purposes such amounts between and among such Plans.

         Any funds contributed to the Trust under the terms of any Plan which ultimately becomes disqualified under the provisions of the Code relating to qualification and exemption shall be segregated for the exclusive benefit of the Participants thereunder as soon as administratively feasible after the date of the determination of such disqualification.

         Unless the context clearly implies or indicates to the contrary, the term "Trust Fund" comprises all property of every kind held by the Trustee, from time to time, pursuant to this Trust Agreement. The Trustee shall have no duty, express or implied, to compel any payment to be made to it by the Employer or otherwise to be responsible for the adequacy of the Trust Fund to meet and discharge any liabilities under the Plans, and shall be accountable only for cash and other property actually received by it.

         2.2. If the Plan or Plans or this Trust fails initially to satisfy the qualification requirements of Section 401(a) or Section 501(a) of the Code, and the Employer declines to amend the Plan or the Trust to satisfy such qualification requirements, contributions made prior to the determination that the Plan or Trust has failed to qualify shall be returned to the Employer within one (1) year of the date of denial of qualification.











                                      II-1
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         If a contribution to the Trust Fund in whole or in part is attributable to a good faith mistake of fact or a good faith mistake in determining the deductibility of the contribution under Code Section 404 (for example, incorrect information as to the eligibility or compensation of a Participant, or a mathematical or actuarial error), then an amount shall be returned to the Employer equal to the excess of (i) the amount contributed over (ii) the amount which would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Earnings attributable to the excess contribution shall not be returned to the Employer, but losses attributable thereto shall reduce the amount to be so returned.

         The withdrawal of the amount attributable to the mistaken contribution shall be reduced appropriately if it would cause the balance of an individual account of a Participant to be reduced to less than the balance which would have been in the account had the mistaken amount not been contributed.

         The return to the Employer of the amount involved shall be paid by the Trustee after demand by the Employer, and payment shall be made within one (1) year of the mistaken-payment of the contribution or disallowance of the deduction, as the case may be.

         Notwithstanding any other provision of this section, no refund shall be made to the Employer which is specifically chargeable to the Account(s) of any Participant(s) in excess of one hundred percent (100%) of the amount(s) in such Account(s), nor shall a refund be made by the Trustee of any funds otherwise subject to refund hereunder which have been distributed to Participants and/or Beneficiaries. In the case that such distributions become refundable, the Employer shall have e claim directly against the distributees to the extent of the refund to which it is entitled.

         All refunds pursuant to this section shall be limited in amount, circumstance and timing to the provisions of Section 403(c] of ERISA, and no such refund shall be made if, solely on account of such refund, the Plan or Trust would cease to be qualified pursuant to Section 401(a) or Section 501(a) of the Code.




















                                      II-2
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                                   ARTICLE III

                          PAYMENTS FROM THE TRUST FUND

         3.1. Payments shall be made from the Trust Fund by the Trustee to such persons, in such manner, at such times and in such amounts as the Plan Administrator may from time to time direct in writing; provided, however, that the Trustee may withhold compliance with the Plan Administrator's direction to the extent that, and so long as, the Trustee shall deem such withholding necessary to insure payment of the Trustee's expenses or to protect the Trustee against liability for taxes or for any other liability.

         3.2. The Employer shall promptly notify the Trustee of the names of the authorized person(s) to act on behalf of the Plan Administrator as of the date of this Agreement and of any subsequent changes. In the absence of any notification of changes, the Trustee may assume that the authorized person(s) is the same as last reported by the Employer to the Trustee. The Plan Administrator shall furnish the Trustee with all the necessary factual information required by it to perform its duties as Trustee hereunder, and the Trustee shall not be required to verify the facts so furnished by the Plan Administrator. The Trustee shall be subject to the direction of the Plan Administrator with respect to the payment of sums from the Trust Fund to Plan Participants and Beneficiaries; provided, however, that such directions are made in accordance with the terms of the Plan and are not contrary to Title I of ERISA. The Trustee, in following the directions of the Plan Administrator, is authorized to act upon instructions of the authorized person(s), and, pursuant to Section 405(b(3)(B) of ERISA, shall not be liable for following the directions referred to in the foregoing sentence; provided, however, that the Trustee may require an opinion of counsel to the Employer that such instructions are made in accordance with the terms of the Plan and are not contrary to Title I of ERISA.

























                                      III-1
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                                   ARTICLE IV

                            INVESTMENT OF TRUST FUND

         4.1. The Trustee shall invest and reinvest the Trust Fund assets only as directed by the Plan Administrator; provided, however, that such directions are made in accordance with the terms of the Plan(s) end are not contrary to Title I of ERISA. The Plan Administrator may direct the Trustee to make arrangements for property to be bought or sold for the Trust Fund (for example, by directing the Trustee to execute agreements of purchase or sale or by directing the Trustee to place buy or sell orders with brokers or others) and to consummate the purchases and sales so arranged. The Trustee shall consummate the same from the Trust Fund. Any cash of the Trust Fund which the Plan Administrator does not invest or direct to be invested may be held uninvested by the Trustee, and the Trustee shall have no liability for payment of interest thereon. Pursuant to Section 405(b)(3)(B) of ERISA, the Trustee shall not be liable for following the directions referred to in this section; provided, however, that the Trustee may require an opinion of counsel to the Employer that such instructions are made in accordance with the terms of the Plan and are not contrary to Title I of ERISA. Notwithstanding anything to the contrary herein contained, the Plan Administrator shall have no authority to direct the Trustee to engage in the prohibited transactions set forth in Section 406 and 407 of ERISA and Section 4975 of the Code, as added by Section 2003(a) of ERISA.

         4.2. The Plan Administrator may, in its discretion, delegate to the Trustee the power, right and duty to retain, manage, improve, repair, operate, control, acquire, dispose of, invest and reinvest Plan assets, which authority and discretion of the Trustee to manage and control said assets shall not become effective until acceptance thereof by the Trustee.

         4.3. Pursuant to Section 402(c)(3) of ERISA, the Plan Administrator may appoint an investment manager or managers to manage (including the power to acquire and dispose of) any assets of the Plan(s). If an investment manager or managers has been appointed pursuant to this section, then the Trustee shall not be liable for the acts or omissions of such investment manager or managers, nor shall the Trustee be under an obligation to invest or otherwise manage any asset of the Plan(s) which is subject to the management of such investment manager. The Plan Administrator shall notify the Trustee of any appointment of an investment manager under this section.

         4.4. Pursuant to Section 408(b)(4) of ERISA and Section 4975(d)(4) of the Code, as added by Section 2003(a) of ERISA, the Plan Administrator shall have the power to instruct the Trustee to invest all or part of the Plan assets in deposits which bear a reasonable interest rate in a bank or similar financial institution supervised by the












                                      IV-1
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United  States  or a State,  even  though  such bank or other  institution  is a fiduciary of the Plan.  Furthermore,  pursuant to Section 408(b)(8) of ERISA and
Section 4975(d)(8) of the Code, the Plan Administrator may expressly permit a transaction between the Plan and a common or collective trust fund or pooled investment fund maintained by a party in interest and/or a disqualified person which is a bank or trust company supervised by e State or Federal agency if such transaction is a sale or purchase of an interest in the fund and the bank or trust company receives no more than reasonable compensation.







                                      IV-2
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                                    ARTICLE V

                      POWERS, RIGHTS AND DUTIES OF TRUSTEE

         5.1. Subject to Section 4.1, 4.2 and 4.3 hereof and subject to the powers conferred upon the Plan Administrator by the Plan(s), the Trustee shall have the following powers, rights and duties in addition to those vested in it elsewhere in the Trust Agreement and/or in the Plan(s):

                  (a) To invest and reinvest funds in every kind of property, real, personal or mixed, end every kind of investment, specifically including, but not limited to, partnership interests, certificates of beneficial interest, deposit receipts, corporate obligations of every kind, market funds end index funds, corporate obligations, preferred or common stock, shares of investment trusts, investment companies, mutual funds, mortgages, mortgage participations, bonds, debentures, notes, deeds of trust and any common trust funds maintained by any financial institution or trust company, including any common trust fund administered by a financial institution which is a Trustee hereunder; to purchase and sell such shares of investments (including short sales), or exercise, buy or sell stock options (including puts and calls), subscriptions or conversion rights; to buy and sell commodity futures; and with respect to all said securities and investments held in this Trust, to vote, give proxies, participate in voting trusts, pooling agreements, foreclosures, reorganizations, consolidations, mergers, acquisitions, liquidations or other like occurrences; end incident thereto, to hold securities or other Trust property in the Trustee's name as Trustee hereunder, or in the name of a nominee, depository or custodian or any protective or other committee, upon such terms and conditions as the Trustee may deem advisable, or to hold such securities unregistered in such condition that the ownership will pass by delivery; to hold securities in a margin account with a brokerage firm and to borrow against the value of such securities to the extent permitted by law; to purchase bonds and to pay such premiums in connection with the purchase as the Trustee, in its discretion, deems advisable; provided, however, that each premium shall be repaid periodically to principal out of the interest on' the bond in such reasonable manner as the Trustee shall determine and, to the extent necessary, out of the proceeds on the sale or other disposition of this bond;

                  (b) To sell. convey, transfer, exchange, partition, grant options with respect to, lease for any term (even though such term extends beyond the duration of this Trust or commences in the future), mortgage, pledge or otherwise deal with or dispose of any asset of the Trust Fund in such manner, for such consideration and upon such terms and conditions as the Trustee, in its discretion, shall determine;

                  (c) To employ suitable agents and counsel, who may be counsel for the Employer. as may be reasonably necessary in collecting, managing. administering, investing, distributing and protecting the Trust Fund or assets thereof, and to pay their reasonable compensation and expenses;

                  (d) To settle, compromise or abandon all claims and demands in favor of or against the Trust Fund or the Trust;

                  (e) To make advances to or for the benefit of the Trust Fund and to borrow money for the Trust Fund to the extent deemed desirable by the Plan Administrator. The Trustee shall not, however, make any distribution, payment, loan or advance to any Participant or Beneficiary except as specifically authorized or permitted by this Agreement or the Plan(s);

                  (f) To have all the rights, powers and privileges of an owner with respect to any of the securities held in trust, including, but not limited to, the following: to vote, subject to the written direction of the Plan Administrator, any corporate stock either in person or by proxy for any purpose; to pay assessments or other charges in connection therewith; to exercise any conversion privilege, subscription right or any other right or option given to the Trustee as the owner of any security owned by the Trust and to make payments incidental thereto; and to consent to, take any action in connection with and receive and retain any securities resulting from any reorganization, consolidation, merger, readjustment of the financial structure, sale, lease or other disposition of the assets of any corporation or other organization, the securities of which may be an asset of the Trust. The Trustee shall have no duty to question the Plan Administrator's instructions as to voting;

                  (g) To purchase and subscribe for any securities or other property and to retain such securities or other property in trust;

                  (h) To sell at public or private sale, for cash, or upon credit, or otherwise dispose of any property, real or personal; and no person dealing with the Trustee shall be bound to see to the application or to inquire into the validity, expediency or propriety of such sale or other disposition;

                  (i) To adjust, settle, contest, compromise and arbitrate any claims, debts or damages due or owing to or from the Trust Fund, and to sue, commence or defend any legal proceedings in reference thereto;

                  (j) To exercise itself, or by general or limited power of attorney, any right, including the right to vote, incident to any securities or other property held by it;

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                  (k) To borrow money upon such terms end  conditions  as may be deemed advisable to carry out the purposes of the Trust, to encumber Trust property as the Trustee deems advisable and to pledge securities or other property in repayment of any such loan; provided, however, that loans or advances may be made by the Trustee hereunder by way of overdrafts or otherwise on a. temporary basis on which no interest is payable;

                  (l) To manage, administer, operate, repair, improve and mortgage or lease for any number of years, regardless of any restrictions on leases made by the trustees or to otherwise deal with any real property or interest therein; to renew or extend or to participate in the renewal or extension of any mortgage, and to agree to the reduction in the interest on any mortgage or other modification or change in the terms of any mortgage or guarantee thereof in any manner and upon such terms as may be deemed advisable; to waive any defaults, whether in the performance of any covenant or condition of any mortgage or in the performance of any guarantee, or to enforce any such default in such manner as may be deemed advisable, including the exercise and enforcement of any and ell rights of foreclosure;

                  (m) To invest all or part of the Trust Fund in interest-bearing deposits with the Trustee, or with a bank or similar financial institution related to the Trustee if such bank or other institution is a fiduciary with respect to the Plan, as defined in ERISA, including, but not limited to, investments in time deposits, savings deposits, certificates of deposit or time accounts which bear a reasonable interest rate;

                  (n) To register any investment held in the Trust Fund in its own name or in the name of a nominee or to hold any investment in bearer form;

                  (o) To delegate discretionary authority or control, with respect to the acquisition, management, retention and disposal of Trust assets, to an appointed investment advisor;

                  (p) To hold any part or alt of the Trust Fund uninvested;

                  (q) To form corporations and to create trusts to hold title to any securities or other property, all upon such terms and conditions as it may deem advisable;

                  (r) To make, execute and deliver as Trustee any and all deeds, leases, mortgages, advances, contracts, waivers, releases or other instruments in writing necessary or proper in the employment of any of the foregoing powers;

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                  (s)  To  exercise,  generally,  any  of the  powers  which  an individual owner might exercise in connection with property, either real. personal or mixed, held by the Trust Fund. and to do all other acts that the Trustee may deem necessary or proper to carry out any of the powers set forth in this Article V or otherwise in the best interests of the Trust Fund;

                  (t) To manage, control, grant options on, sell (for cash or on deferred payments), convey, exchange, partition, divide, improve and repair Trust property;

                  (u) To lease Trust property for terms within or beyond the term of the Trust for any purpose, including exploration for end removal of gas, oil and other minerals, and to enter into community oil leases, pooling and unitization agreements;

                  (v) To commence or defend, at the expense of the Trust, such litigation with respect to the Trust or any property of the Trust as the Trustee may deem advisable, and to compromise or otherwise adjust any claims or litigation against or in favor of the Trust;

                  (w) To carry insurance of such kinds and in such amounts as the Trustee deems advisable, at the expense of the Trust, to protect the Trust property and the Trustee personally against any hazard; and

                  (x) To purchase bonds at such discount as the Trustee in the Trustee's discretion deems advisable; provided, however, that such discount shall be accumulated periodically as interest in such reasonable manner as the Trustee shall determine and to the extent necessary paid out of the proceeds on the sale or other disposition of the bond or out of principal.

         5.2. Notwithstanding the foregoing, the Trustee shall have no authority to engage in the prohibited transactions set forth in Section 406 and 407 of ERISA and Section 4975 of the Code. as added by Section 2003(a) of ERISA.

         5.3. The Trustee is authorized and directed to pay from the Trust Fund all the Trustee's expenses, taxes and charges (including attorneys' and agents' fees) incurred in connection with the collection, administration, management, investment, protection and distribution of the Trust Fund to the extent they are not paid by the Employer. The Trustee is authorized and directed to pay from the Trust Fund such reasonable compensation to itself as shall be agreed upon from time to time by the Employer end the Trustee and evidenced in writing; provided, however, that no person serving as Trustee or Co-Trustee hereunder who already receives full-time pay from the Employer or an association of employers whose employees are Participants in the Plan, or from an employee organization whose members are Participants in the Plan, shall receive compensation from the Trust Fund, except for reimbursement of expenses properly and actually incurred.

         5.4. If Participant earmarked accounts ere permitted under the Plan or Plans, the Trustee may deduct from a Participant's earmarked account the unpaid Trustee fees assessed for maintaining such earmarked account, if any, together with all unpaid costs and expenses paid by the Trustee in connection with the investment of the assets in the earmarked account if such fees, costs and expenses remain unpaid for thirty (30) days. The Trustee may deduct from the earmarked account such unpaid fees, costs and expenses of the Trustee before making any distributions. If there is insufficient cash in the earmarked account to pay the Trustee's unpaid fees, costs and expenses, the Trustee may, notwithstanding anything in the Plan or this Trust to the contrary, withhold distribution until such fees, costs and expenses have been paid in full.

         5.5. The Trustee shall maintain accurate and detailed records and accounts of all transactions of the Trust, which shall be available at ell reasonable times for inspection or audit by any person designated by the Employer or the Plan Administrator. The Trustee, at the direction of the Employer or the Plan Administrator, shall submit to the auditors for the Employer, to the Plan Administrator and to others designated by the Plan Administrator such valuations, reports or other information as they may reasonably require.

         5.6. As soon as practicable following the close of each Fiscal Year of the Trust and following the effective date of the removal or resignation of the Trustee, the Trustee shall file with the Employer a written report setting forth all transactions with respect to the Trust during the Fiscal Year or during the period from the close of the last Fiscal Year to the date of such removal or resignation and listing the assets of the Trust and the market value thereof as of the close of the period covered by such report.

         Upon receipt by the Trustee of the Employer's written approval of such report or upon the expiration of sixty (60) days after delivery of any such report to the Employer, such report (as originally stated if no objection has been theretofore filed by the Employer, or as adjusted pursuant to agreement between the Employer and the Trustee) shall be deemed to be approved by the Employer except as to matters, if any, covered by written objections theretofore delivered to the Trustee by the Employer regarding which the Trustee has not given an explanation or made adjustments satisfactory to the Employer, end the Trustee shall be released and discharged as to all items, matters and things set forth in such report which are not covered by such written objections as if such report had been settled and allowed by a decree of a court having jurisdiction regarding such report and of the Trustee, the Employer, the Plan Administrator and all persons having or claiming to have any interest in the Trust. The Trustee, nevertheless, shall have the right to have its accounts and reports settled by judicial proceedings if it so elects.

         5.7. In the event that the Trustee hereof is composed of Co-Trustees, then the following provisions shall apply to the extent that they may be necessary:

                  (a) All actions permitted to be taken by the Trustee hereof may be taken by any one (1) or more of the Co-Trustees then in office acting under the provisions of subparagraph (d) of this Section 5.7.

                  (b) In the event of the resignation or removal of a Co-Trustee, such Co-Trustee shall have the right to a settlement of his account at the expense of the Trust. Upon completion of such accounting and payment to the outgoing Co-Trustee of his compensation and expenses, including court costs and legal fees, such Co-Trustee or his legal representatives shall promptly assign, transfer and deliver unto the remaining or successor Co-Trustee (or in the absence thereof, to the Plan Administrator) the Trust Fund and all records end data (or copies thereof) pertaining to the Plan and Trust, and such outgoing Co-Trustee shall thereupon be discharged from further accountability.

                  (c) The Co-Trustees shall act by unanimous agreement of such persons at the time in office, and such action may be taken either by vote at a meeting or in writing without a meeting.

                  (d) The Co-Trustees may by such unanimous action appoint from among their members a Chairman to preside at their meetings and/or a Secretary to keep records of their meetings and activities and to perform such other duties and functions as the Co-Trustees may prescribe. The Co-Trustees may in like manner designate any one or more of their members to take any actions permitted to be taken by the Trustee or to execute any instrument or document on their behalf, including, but not limited to, checks drawn on any bank account opened by the Co-Trustees and any applications of insurance contracts, and the action of such person shall have the same force end effect as if taken by the Co-Trustees as a group. In the event of such authorization, the Co-Trustees shall notify the Plan Administrator thereof, and the Plan Administrator shall be entitled to rely upon such notification until the Co-Trustees shall give written notification to the contrary.

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                                   ARTICLE VI

                             SUBSTITUTION OF TRUSTEE

         6.1. The Employer, by resolution of its Board of Directors, may remove the Trustee by written notice of such removal mailed to the Trustee at its last known address as shown by the records of the Plan Administrator, or by delivering written notice to such Trustee. Such removal shall take effect upon delivery of such notice and acceptance of the Trust by e successor Trustee.

         6.2. The Trustee may resign by delivering to the Employer a written resignation to take effect not less than thirty (30) days nor more than sixty {60) days following the date of delivery of such notice.

         6.3. The Employer may appoint a successor Trustee at any time by written notice, such appointment to become effective upon the delivery to the removed or resigning Trustee of a certified copy of such notice or the original notice and the acceptance of the Trust signed by the successor Trustee so appointed. Each successor Trustee shall have all the rights, powers, titles, discretions, duties and immunities given to, or required of, the Trustee by the Trust. Any successor Trustee shall succeed as Trustee with like effect as though originally named herein as such.

         6.4. As of the effective date of the appointment of a successor Trustee, the removed or resigning Trustee shall transfer and deliver the Trust Fund to such successor Trustee, after reserving such reasonable amount as it shall deem necessary to provide for its fees and expenses and any sums chargeable against the Trust Fund for which it may be liable. No successor Trustee shall be liable for the acts or omissions of any prior Trustee or be obligated to examine the accounts, records, acts or omissions of any prior Trustee.

         6.5. In the absence of any other Trustee, the person(s) authorized to act for the Plan Administrator Shall act and serve as interim Trustee.

         6.6. In the event that no successor Trustee is appointed pursuant to Paragraph 6.3 within thirty (30) days following the resignation, removal, death, incapacity or otherwise caused tack of Trustee, then the person{s) authorized to act for the Plan Administrator shall thereupon become successor Trustee.

                                   ARTICLE VII

         7.1. The Employer may amend the Plan(s} and/or this Trust at any time and from time to time. No change may be made in the Plan(s) or Trust which shall vest in any Employer, directly or indirectly, any interest, ownership or control in any of the present or subsequent funds of the Trust or in any of the present or subsequent funds set aside for Participants pursuant to the Plans, except as provided in Article II hereof and in the Plans.

         7.2. No part of the funds of the Trust shall, by reason of any amendment, be used for, or diverted to, purposes other than for the exclusive benefit of Participants and their beneficiaries or for the payment of expenses incurred in connection with the administration of the Plan(s) and the Trust created hereby, nor shall any amendment reduce any then vested interest of a Participant, except as provided in Article II hereof and in the Plans.

         7.3. Subject to the above-stated limitations, the Employer shall have the power to amend the Plan(s) end/or Trust in any manner which it deems desirable: including, but not by way of limitation, the rights to increase or diminish contributions to be made by the Employer, to change or modify the method of allocation of such contributions, to change any provision relating to the administration of the Plan(s) and/or Trust, and to change any provisions relating to the distribution or payment of any of the assets of the Trust; provided, however, that any amendment which changes the duties or liabilities of the Trustee shall not become effective without its consent.

         7.4. Notwithstanding anything to the contrary contained in this Article VII, any amendment may be made to the Plan(s) and/or Trust that the Employer deems  necessary  or  appropriate  in  order  to  comply  with  any  statute  or regulation, including requirements for qualification, exempt status and deductibility of contributions under applicable provisions of the Code, and such amendments shall have retroactive effect if necessary for such purposes.















                                      VII-1

                                  ARTICLE VIII

                           SUSPENSION AND TERMINATION

         8.1. The Employer has established the Plan(s) end Trust with o bona fide intention that they shall be permanent. However, the Employer realizes that circumstances not now foreseen or circumstances beyond its control may make it either impossible or inadvisable to continue to make contributions to the Plan(s).

         8.2. In the event that the Employer decides that it is impossible or inadvisable for it to continue to make its contributions to the Plan(s), the Employer shall have the power to discontinue contributions to the Trust, either temporarily or indefinitely, or to terminate the Plan(s) by appropriate resolutions; provided, however, that, as to any pension plan (money purchase and/or defined benefit), such suspended contributions will be made up pursuant to the terms end conditions contained in such plan. In the event of termination or complete discontinuance, all Participants' accounts in such plan(s) shall become fully vested. A certified copy of such notice, or the original notice, shall be delivered to the Plan Administrator, and as soon as possible thereafter the Plan Administrator shall send or deliver to each then Participant a copy of said notice. In addition, to the extent there is a partial termination, as such term is defined for purposes of Section 411(d)(3) of the Code, the Employer contribution accounts of all Participants at the date of such partial termination shall become fully vested.

         8.3. After the date specified in such termination resolutions relating to the Plan, there shall be no more Employer contributions made to such Plan. However, the Plan Administrator and the Trust shall continue to exist, and all of the provisions of the Plan (other than the provisions relating to Employer contributions) which relate to its qualification and which, in the sole opinion of the Plan Administrator, are necessary shall remain in full force and effect for so long as appropriate.

         8.4. Upon termination of the Plan(s), after payment of all expenses (including Trustee's fees) and proportionate adjustments of Participants' accounts to reflect such expenses, net earnings or net losses and reallocations to the date of termination of such Plan(s), each Participant, former Participant or retired Participant (or beneficiary, as the case may be) shall be entitled to receive any amounts then credited to his or her account which are attributable to the terminated Plan(s) in the Trust Fund; provided, however, that the Plan Administrator and the Trust shall not be required to effect such distribution until written evidence of approval by the Commissioner of Internal Revenue to such termination and distribution shall have been received by the Plan Administrator and the Trustee. Upon termination, however, the Plan Administrator may authorize the payment to Participants or their











                                     VIII-1
beneficiaries of the amounts due them, and such amounts may be distributed in cash, in assets of the Trust Fund or in such other form as may be provided for in the Plan, subject to valid and qualified election by the Participant or beneficiary.














                                     VIII-2

                                   ARTICLE IX

                               PERSONAL LIABILITY

         9.1. Pursuant to Section 405(b)(3)(B) of ERISA, the Trustee shall not be liable for following the directions of any Named Fiduciary, provided that such directions are made in accordance with the terms of the Plan(s) and this Trust and are not contrary to Title I of ERISA.

         9.2. The Trustee shall be bonded in compliance with Section 412 of ERISA unless exempt from such requirement under that section or under the regulations interpreting Title I of ERISA issued by the Department of Labor.

         9.3. The Employer shall, to the extent that the Trust may be inadequate, indemnify and save harmless the Trustee against liabilities, including, but not limited to, attorneys' fees and costs, which it may incur in the lawful performance of its duties, excepting liabilities arising out of the Trustee's willful misconduct or gross negligence and except as prohibited by ERISA.

                                    ARTICLE X

                                  MISCELLANEOUS


         10.1. Except as provided in Article II hereof, and in the Plan(s), it shall be impossible, under any conditions, for any pert of the corpus or income of the Trust to be used for, or diverted to purposes other than for, the exclusive benefit of the Participants and their beneficiaries (including the payment of the expense of administration of the Plan(s) and/or the Trust), and the Trust shall continue for such time as may be necessary to accomplish the purposes for which it is created.

         10.2. Any actions required or permitted to be taken by the Employer, if it is a corporation, are to be evidenced by e resolution of its Board of Directors, or may be taken on behalf of the Employer by any officer thereof if a certified copy of a Board resolution to such effect is given to the Trustee.

         10.3. Definitions of the terms used in this Trust shall be as set forth in the Plan document(s), and said definitions are incorporated herein by this reference.

         10.4. The headings of the Articles are included solely for convenience in reference, and, if there is any conflict between such headings and the text of this Trust, the text shall control.

         10.5. Masculine gender shall include the feminine and the neuter, the singular shall include the plural, end the plural shall include the singular unless the context clearly indicates otherwise.

         10.6. If any provisions of the Trust shall for any reason be unenforceable, the remaining provisions of the Trust shall, nevertheless, be carried into effect.

         10.7. All legal questions pertaining to the Trust shall be determined in accordance with the laws of the State of California to the extent that said laws are not preempted by ERISA.

         10.8. Only two (2) sets of the pages constituting this Agreement of Trust may be executed, and each such set shall be deemed an original even though physically produced by the use of automatic printing or copying machines if such set bears the original signatures of the parties hereto.

         IN W1TNESS WHEREOF, HORIZONS TECHNOLOGY, INC., as the employer, and NORTH AMERICAN TRUST COMPANY, as the successor Trustee to LINCOLN TRUST COMPANY, have caused this HORIZONS TECHNOLOGY, INC., RETIRMENT TRUST to be executed to become effective upon the parties on the first day of APRIL, 1997.

HORIZONS TECHNOLOGY, INC., a Delaware corporation


          /s/ J. Patrick Boyce                    04/08/97
          --------------------------         -------------------
                  Signature                         Date

          Senior Vice President
          --------------------------
                    Title


NORTH AMERICAN TRUST COMPANY


          /s/ John A. (signature illegible)        03/28/97
          -------------------------          ---------------------
                  Signature                         Date

          Executive Vice President
          -------------------------
                    Title
                                       X-2